UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 23, 2026

BEYOND MEAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

888 N. Douglas Street, Suite 100

El Segundo, California 90245

(Address of principal executive offices, including zip code)

(866) 756-4112

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 8.01 below is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On September 23, 2026, Beyond Meat, Inc. (the “Company”) entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) to exchange an aggregate of approximately $15.0 million principal amount of the Company’s outstanding 0% Convertible Senior Notes due 2027 (the “2027 Notes”) at a purchase price of 96% of the face value of such 2027 Notes for aggregate consideration consisting of a number of shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) calculated based on a volume-weighted average price (“VWAP”) calculation over the three trading days starting September 23, 2026 (the “VWAP Trading Days”), and a floor price of $7.4009 (such exchange transactions, collectively, the “Exchange Transactions”). 1,097,444 shares of Common Stock will be issued initially pursuant to the Exchange Transactions on or about the date hereof (the “Initial Settlement”), subject to customary closing conditions set forth in the Exchange Agreements, in exchange for the 2027 Notes. Such shares of Common Stock issued in the Initial Settlement are not subject to adjustment or required to be returned to the Company based on the final VWAP calculation described above. Depending on the final VWAP calculation, any shares required to be issued as a “true up” in addition to the shares issued in the Initial Settlement will be settled on or about September 28, 2026 (the “Final Settlement”), subject to customary closing conditions set forth in the Exchange Agreements. Up to a maximum of 848,265 additional shares of Common Stock may be issued in the Final Settlement if the VWAP calculation results in the floor price applying on each of the three VWAP Trading Days.

The issuance of the Common Stock pursuant to the Exchange Agreements is being made in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended, in transactions not involving any public offering.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward-looking statements include statements regarding the timing and amount of closing of the Exchange Transactions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made or implied herein including the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on April 9, 2026 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2026 filed with the SEC on August 6, 2026, as well as other factors described from time to time in the Company’s filings with the SEC. Such forward-looking statements are made only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If it does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: September 23, 2026